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                                                                    EXHIBIT 10.2

                         STANCORP FINANCIAL GROUP, INC.
                  1999 OMNIBUS STOCK INCENTIVE PLAN, AS AMENDED

     1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to enable StanCorp Financial Group, Inc. an Oregon corporation (the "Company") to attract and retain the services of (a) employees, officers and directors of the Company or of any subsidiary of the Company, (b) selected nonemployee agents, consultants, advisors, persons involved in the sale or distribution of the products of the Company or any subsidiary and independent contractors of the Company or any subsidiary, (c) non-employee directors of the Company, and (d) non-employees to whom an offer of employment has been extended.

     2. Shares Subject to the Plan. The shares to be offered under the Plan shall consist of Common Stock of the Company. Subject to adjustment as provided below and in Section 14, the total number of shares of Common Stock that may be issued under the Plan shall not exceed 5% of the number of shares outstanding after the closing of the Company's initial public offering (including shares issued on exercise of the underwriter's overallotment option). The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

     3.   Effective Date and Duration of Plan.

          3.1 Effective Date. The Plan shall become effective when adopted by the Board of Directors of the Company, but no Incentive Stock Option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the shares of Common Stock represented at a shareholders meeting at which a quorum is present. Any Incentive Stock Options granted under the Plan prior to the receipt of shareholder approval shall be conditioned on and subject to such approval. Subject to the foregoing limitations, options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

          3.2 Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.
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     4.   Administration.

          4.1 Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          Any action taken by, or inaction of, the Company or any of its subsidiaries or the Board of Directors relating or pursuant to this Plan, including but not limited to the interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors, shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Subject only to the express provisions of the Plan, the Board of Directors may act in its absolute discretion in matters within its authority related to the Plan. In making any determination or in taking or not taking any action under the Plan, the Board of Directors may obtain and rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

          4.2 Committee. The Board of Directors may delegate to a committee comprised solely of two or more members of the Board of Directors or specified officers of the Company, or both (the "Committee") any or all authority for administration of the Plan. If authority is delegated to a Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee except (i) as otherwise provided by the Board of Directors, (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 17, and (iii) that a Committee including officers of the Company shall not be permitted to grant options to persons who are officers of the Company who are subject to Section 16(a) of the Securities Exchange Act of 1934, as amended. If awards are to be made under the Plan to directors or officers who are subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, authority for selection of such directors and officers for participation and decisions concerning the timing, pricing and amount of a grant or award, if not determined under a formula meeting the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, shall be delegated to a committee consisting of two or more disinterested directors..

     5. Types of Awards. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan:

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          5.1  Grant Incentive Stock Options, as defined in Section 422 of the
Internal Revenue Code of 1986, as amended (the "Code"), as provided in Sections
7.1 and 7.2;

          5.2 Grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in Sections 7.1 and 7.3;

          5.3  Award stock bonuses as provided in Section 8;

          5.4  Sell shares subject to restrictions as provided in Section 9;

          5.5  Grant stock appreciation rights as provided in Section 10;

          5.6  Grant cash bonus rights as provided in Section 11;

          5.7  Grant performance units as provided in Section 12; and

          5.8  Grant foreign qualified awards as provided in Section 13.

     6. Eligibility. Awards may be made to regular employees in good standing, working at least 20 hours per week and do not have a status of "Inactive Disability", including employees who are officers or directors, and to other individuals described in Section 1 who the Board of Directors believes have made or will make an important contribution to the Company or any subsidiary of the Company; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award.

     7.   Option Grants.

          7.1  General Rules Relating to Options.

               7.1.1     Terms of Grant. The Board of Directors may grant
                         --------------
options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

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               7.1.2     Exercise of Options. Except as provided in Section
                         -------------------
7.1.4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed on a regular basis, working at least 20 hours or more per week or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on authorized leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall continue during an absence on authorized leave (including an extended illness) or on account of disability. Except as provided in Sections 7.1.4, 14 and 15, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors; provided, that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

               7.1.3     Nontransferability. Each Incentive Stock Option and,
                         ------------------
unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

               7.1.4     Termination of Employment or Service.
                         ------------------------------------

                         7.1.4.1 General Rule. Unless otherwise determined by the Board of Directors, if the employment or service with the Company or a subsidiary of an optionee terminates for any reason other than Total Disability, death, Retirement, resignation or termination by the Company without cause (each as set forth below), any options (or portion thereof) held by such optionee shall immediately terminate.

                         7.1.4.2 Termination By Reason of Total Disability. Unless otherwise determined by the Board of Directors, if an optionee's employment or service terminates by reason of the optionee's Total Disability (as defined below), any options held by such optionee shall become fully exercisable and may be exercised at any time prior to the expiration date of the option(s) or the expiration of 60 months after the date of such termination, whichever is the shorter period, provided that with respect to Incentive Stock Options, the period during which an option may be exercised after the date of termination shall not exceed that permitted with respect to Incentive Stock Options under the Code. "Total Disability" means a physical or mental impairment which

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     is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company, to perform his or her duties as an employee, director, officer or consultant of the Company or any subsidiary and to be engaged in any substantial gainful activity. Total Disability shall be deemed to have occurred on the first day after the Company has made a determination of Total Disability.

                         7.1.4.3 Termination by Reason of Death. Unless otherwise determined by the Board of Directors, if an optionee dies while employed by or providing service to the Company or a subsidiary, any options held by such optionee shall become fully exercisable and may be exercised at any time prior to the expiration date of the option(s) or the expiration of 60 months after the date of death, whichever is the shorter period, provided that with respect to Incentive Stock Options, the period during which an option may be exercised after the date of death shall not exceed that permitted with respect to Incentive Stock Options under the Code. Options held by the deceased optionee may be exercised only by the person or persons to whom such optionee's rights under the option(s) shall pass by the optionee's will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

                         7.1.4.4 Termination by Reason of Resignation. If an optionee resigns from employment or providing services to the Company or a subsidiary, such optionee may exercise his or her option(s) at any time prior to the expiration date of the option(s) or the expiration of 90 days after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option(s) at the date of termination; provided, however, the Board of Directors may in its sole discretion at the time of grant, at the time of termination or at any other time shorten, extend or otherwise modify or terminate such exercise period.

                         7.1.4.5 Termination by the Company Without Cause. If the Company or a subsidiary terminates the employment of or the provision of services by an optionee without cause, such optionee may exercise his or her option(s) at any time prior to the expiration date of the option(s) or the expiration 90 days after the date of termination, whichever is the shorter period; provided, however, that the Board of Directors may in its sole discretion at the time of grant, the time of termination or any other time shorten, extend or otherwise modify or terminate such exercise period. The Board of Directors shall determine in its sole and absolute discretion whether an optionee has been terminated without cause.

                         7.1.4.6 Termination by Reason of Retirement. Unless otherwise determined by the Board of Directors and except as provided in

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     Section 7.2.6, if an optionee terminates employment by or service with the
     Company by reason of "Retirement", such optionee may exercise his or her option(s) at any time prior to the expiration date of the option(s) or the expiration of 60 months after the date of termination, whichever is the shorter period, provided that with respect to Incentive Stock Options, the period during which an option may be exercised after the date of retirement shall not exceed that permitted with respect to Incentive Stock Options under the Code. Any options held by such optionee shall continue to vest according to the terms of their grant, except as provided in Section 7.2.6. "Retirement" means voluntary retirement with the consent of the Company under any of the Company's retirement plans.

                         7.1.4.7 Amendment of Exercise Period Applicable to Termination. The Board of Directors, at the time of grant or at any time thereafter, may extend the above-described exercise periods any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

                         7.1.4.8 Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

               7.1.5     Purchase of Shares. Unless the Board of Directors
                         ------------------
determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. In addition, unless the Board of Directors determines otherwise, any shares acquired by the optionee shall be subject to any stock transfer restrictions in any agreement then in effect among the holders of the Company's Common Stock, and the exercise of an option shall not be effective until the optionee has signed and delivered a signature page to such stock transfer restriction agreement.

               7.1.6     Payment of Exercise Price. Unless the Board of
                         -------------------------
Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. The fair market

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value of Common Stock provided in payment of the purchase price shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is exercised, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is exercised, the fair market value of Common Stock provided in payment of the purchase price shall be the closing price of a share of Common Stock shown in the New York Stock Exchange Composite Transactions Listing as published in The Wall Street
                                                              ---------------
Journal on the trading day preceding the date the option is exercised, or such
-------
other reported value of the Common Stock as shall be specified by the Board of Directors.

     With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of an option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

     In addition to the payment methods described above, the Board of Directors may provide that an option may be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the exercise price and, unless otherwise prohibited by the Board of Directors or applicable law, any applicable tax withholding under Section 7.1.7. The Company will not be obligated to deliver certificates for the shares or make book entries denoting ownership of the shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations have been satisfied.

               7.1.7     Payment of Applicable Withholding. Each optionee who
                         ---------------------------------
has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Common Stock to satisfy the withholding amount.

               7.1.8     Effect of Exercise. Upon the exercise of an option, the
                         ------------------
number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

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          7.2  Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               7.2.1     Limitation on Amount of Grants. No employee may be
                         ------------------------------
granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

               7.2.2     Limitations on Grants to 10% Shareholders. An
                         -----------------------------------------
Incentive Stock Option may be granted under the Plan to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date it is granted, as described in Section 7.2.4, and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               7.2.3     Duration of Options. Subject to Sections 7.1.2, 7.1.4
                         -------------------
and 7.2.2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               7.2.4     Option Price. The option price per share shall be
                         ------------
determined by the Board of Directors at the time of grant. Except as provided in
Section 7.2.2, the option price shall not be less than 100% of the fair market value of the Common Stock at the date the option is granted. The fair market value shall be determined by the Board of Directors. If the Common Stock of the Company is not publicly traded on the date the option is granted, the Board of Directors may consider any valuation methods it deems appropriate and may, but is not required to, obtain one or more independent appraisals of the Company. If the Common Stock of the Company is publicly traded on the date the option is granted, the fair market value shall be deemed to be the closing price of a share of Common Stock as shown on the New York Stock Exchange Composite Transactions Listing, as published in The Wall Street Journal on the day
                                      -----------------------
preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Common Stock as shall be specified by the Board of Directors.

               7.2.5     Limitation on Time of Grant. No Incentive Stock Option
                         ---------------------------
shall be granted on or after the tenth anniversary of the effective date of the Plan.

               7.2.6     Exercise Period Upon Termination By Reason of
                         ---------------------------------------------
                         Retirement.
                         ----------
Notwithstanding the provisions of Section 7.1.4.5, unless otherwise determined by

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the Board of Directors, if an optionee holding an Incentive Stock Option terminates employment by or service with the Company by reason of Retirement, such optionee may exercise his or her Incentive Stock Option(s) at any time prior to the expiration date of the option(s) or the expiration of 90 days after the date of termination, whichever is the shorter period.

               7.2.7     Conversion of Incentive Stock Options. The Board of
                         -------------------------------------
Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

          7.3 Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions in addition to those set forth in
Section 7.1 above:

               7.3.1     Option Price. The option price for Non-Statutory Stock
                         ------------
Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

               7.3.2     Duration of Options. Non-Statutory Stock Options
                         -------------------
granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

     8. Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors, a recipient may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     9. Restricted Stock. The Board of Directors may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Board

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of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Board of Directors. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this Section 9 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates, if any, representing the shares shall bear any legends required by the Board of Directors. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

     10.  Stock Appreciation Rights.

          10.1 Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes.

          10.2 Exercise.

               10.2.1 Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. No stock appreciation right shall be exercisable at a time that the amount determined under this subsection is negative. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors.

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

               10.2.2 A stock appreciation right shall be exercisable only at the time or times established by the Board of Directors. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (3) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

               10.2.3 The Board of Directors may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

               10.2.4 For purposes of this Section 10, the fair market value of the Common Stock shall be determined as of the date the stock appreciation right is exercised, under the methods set forth in Section 7.2.4.

               10.2.5 No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

               10.2.6 Each stock appreciation right granted in connection with an Incentive Stock Option, and unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder.

               10.2.7 Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount.

               10.2.8 Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

     11.  Cash Bonus Rights.

          11.1 Grant. The Board of Directors may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Board of Directors may prescribe. Unless otherwise determined by the Board of Directors, each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. The payment of a cash bonus shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

          11.2 Cash Bonus Rights in Connection With Options. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Board of Directors but shall in no event exceed 75%.

          11.3 Cash Bonus Rights in Connection With Stock Bonus. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Board of Directors.

          11.4 Cash Bonus Rights in Connection With Stock Purchases. A cash bonus right granted in connection with the purchase of stock pursuant to Section 9 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to Section 9 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount of any cash bonus to be awarded and timing of payment of a cash bonus shall be determined by the Board of Directors.

          11.5 Taxes. The Company shall withhold from any cash bonus paid pursuant to Section 11 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

     12. Performance Units. The Board of Directors may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Board of Directors over a designated period of time, but not in any event more than 10 years. The goals established by the Board of Directors may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Board of Directors. In the event that the minimum performance goal established by the Board of Directors is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100% of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Board of Directors. Payment of an award earned may be in cash or in Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Board of Directors determines. Deferred awards shall earn interest on the terms and at a rate determined by the Board of Directors. Unless otherwise determined by the Board of Directors, each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Board of Directors a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

     13. Foreign Qualified Grants. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in Section 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

     14. Stock Splits; Combinations; Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, reorganization, recapitalization, reclassification, or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for awards under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

     15.  Acceleration of Awards upon Change in Control.

          15.1 Unless prior to a Change in Control Event (as defined in Section 15.2), the Board of Directors determines that, upon its occurrence benefits under awards made pursuant to this Plan will not accelerate or determines that only certain or limited benefits under awards made pursuant to this Plan will be accelerated and the extent to which they will be accelerated, or establishes a different time in respect of such event for such acceleration, then upon the occurrence of a Change in Control Event:

          15.1.1 Each option and stock appreciation right will become immediately exercisable;

          15.1.2    Restricted stock will immediately vest free of restrictions;

          15.1.3 Each performance share award will become payable to the participant;

provided, however, that in no event will any award be accelerated as to any
Section 16 Person to a date less than six months after the award date of such award. A "Section 16 Person" means a person subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          The Board of Directors may override the limitations on acceleration in this Section 15 by express provision in the award agreement of any participant and may accord any participant a right to refuse any acceleration, whether pursuant to an award agreement or otherwise, in such circumstances as the Board of Directors may approve. Any acceleration of awards will comply with all applicable legal requirements.

          15.2 "Change in Control Event" shall have occurred if:


               15.2.1 Any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company ), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

               15.2.2 The shareholders of the Company approve a merger or other consolidation of the Company with any other company, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 51% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 30% of the combined voting power of the Company's then outstanding securities;

               15.2.3 The shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of its assets;

               15.2.4 A tender or exchange offer is made for Common Stock (or securities convertible into Common Stock) of the Company and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act), directly or indirectly, of securities representing at least 30% of the voting power of outstanding securities of the Company;

               15.2.5 During any period of twelve months or less, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority of the Board unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period;

               15.2.6 Any other event or combination of events which the Board,acting in its sole discretion, determines to be a "Change of Control" for purposes of this Agreement;

          15.3 If any option or other right to acquire Common Stock under this Plan has been fully accelerated as permitted by Section 15.1 but is not exercised prior to (a) a dissolution of the Company, (b) an event described in Section 15.2 that the Company does not survive or (c) the consummation of an event described in
Section 15.2 that results in a change in control approved by the Board of Directors, such option or right will terminate, subject to any provision that has been expressly made for the assumption, conversion, substitution, survival, exchange or other settlement of such option or right.

     16. Corporate Mergers, Acquisitions, etc. The Board of Directors may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction (other than a Change of Control Event as defined in Section 15.2) involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     17. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason; provided, however, that except as provided in Sections 7.1.4, 7.2.6, 10, 14 and 15, no change in an award already granted shall be made without the written consent of the holder of such award.

     18. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws. Any securities delivered under this Plan will be subject to such restrictions, and to any restrictions the Board of Directors may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

     19. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     20. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue of such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     21. Plan Not Funded. Awards payable under this Plan will be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit will be made to assure payment of such awards. No participant, beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

     22. Notices. Any notices required or permitted to be given to holders of awards pursuant to the Plan shall be in writing, addressed to the most recent address on the Company's records, and shall be deemed to be effectively given when (a) mailed by registered or certified mail with postage and fees prepaid,
(b) sent by overnight delivery service, (c) personally delivered, or (d) sent by facsimile with confirmed transmission.